                                                                      Exhibit 24

         LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

       The undersigned hereby constitutes and appoints each of John McCarthy and
Robert McQueen, signing jointly or any of them acting singly and in his or her capacity hereunder, with full power of substitution or resubstitution, as the undersigned's true and lawful attorney-in-fact to:

        1.   prepare, execute in the undersigned's name and on the
undersigned's behalf and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

        2.   execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of KCG Holdings, Inc. (the
"Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with
Section 16(a) of the Exchange Act, and the rules thereunder;

        3.   do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

        4.   take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

       This Limited Power of Attorney shall remain in full force and effect until the undersigned is either no longer a no longer a member of the Board of
Directors of the Company, employed by the Company or required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 13th day of January, 2017.

                                        Signed and acknowledged:

                                        By:      /s/  Peter R. Fisher
                                                 -------------------------------
                                                 Name:  Peter R. Fisher